Exhibit 99.1

[GLOBAL ENTERTAINMENT LOGO]
                                                For Further Information Contact:
                      NEWS RELEASE                   Richard Kozuback, President
                                                Global Entertainment Corporation
                  FOR IMMEDIATE RELEASE                             480-994-0772

                                                        Rudy R. Miller, Chairman
                                                                The Miller Group
                                              Investor Relations for the Company
                                                                    602-225-0505
                                                          gee@themillergroup.net

Global Entertainment Corporation
4909 East McDowell Road, Suite 104
Phoenix, Arizona 85008-4293
www.globalentertainment2000.com

             Global Entertainment Corporation Reports Revenue Growth
                     of 160.1% in Second Quarter Fiscal 2007
                     102.6% for Six Months Ended November 30

PHOENIX,  ARIZONA,  JANUARY 16, 2007 -- GLOBAL ENTERTAINMENT  CORPORATION (AMEX:
GEE) - a company engaged in sports management, multi-purpose events and entertainment center and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing, today reported second quarter of fiscal year 2007 revenue increased 160.1% to $12,833,023 for the three month period ended November 30, 2006 compared to revenue of $4,933,897 for the three month period ended November 30, 2005. Net income for the second quarter of fiscal 2007 was $117,526 or earnings of $.02 per share on a diluted basis versus net income of $297,894, or earnings of $.05 per share on a diluted basis for the comparable period in fiscal 2006.

Revenue for the first six months of fiscal 2007 increased to $16,484,941, a 102.6% increase from revenue of $8,138,670 in the first six months of the prior fiscal year. A net loss of $821,134 or $.13 per share on a diluted basis was reported for the six-month period ended November 30, 2006 compared to net income of $146,610 or $.03 per shares on a diluted basis for the second quarter of fiscal 2006.

The revenue growth in the second fiscal quarter for the Company as a whole and within each of its subsidiaries clearly demonstrates the planned interaction and interrelationships between our subsidiary companies. We are observing how the activities in one area enhance the revenue generating opportunities in the others. For example, late in the second fiscal quarter, three new multi-purpose events centers were completed in Rio Rancho, New Mexico (Santa Ana Star Center); Prescott Valley, Arizona (Tim's Toyota Center); and Broomfield, Colorado (Broomfield Event Center). Each of these facilities contributed to the increase in revenue for our project management division (ICC). In addition, with the opening of the new facilities the Company also realized growth in revenue associated with facility management (Encore), licensing, advertising (GEMS) and ticketing (GetTix). Each of these additional revenue sources is based on multi-year agreements to provide specific services. Finally, since the major tenant in all three venues is a Central Hockey League (CHL) member team there is additional on-going revenue through Global's joint operating agreement with the CHL.

                                                                         more...

Global Entertainment Corporation Reports Revenue Growth of 160.1%
in Second Quarter Fiscal 2007
102.6% for Six Months Ended November 30
January 16, 2007
Page 2


"The dramatic increase in revenue for the quarter is spread across the full spectrum of our multiple subsidiary companies," said Richard Kozuback, president and chief executive officer. "Our performance has shown how we are able to flow revenue and grow based on our multi-tiered, but integrated, platform of services. As events center projects are developed with follow-on agreements that include an array of our services, we have put in place a structure to capitalize on these opportunities. To maintain our growth, we continue to hold discussions with a number of municipalities throughout the country regarding potential market opportunities for our turn-key events center concept."

Mr. Kozuback added, "To further enhance our efforts in building critical mass as a national company serving mid-market communities throughout the United States, we continue to invest in our infrastructure, including investment in our newest subsidiary Global Properties I. This real estate development division has put us in a position to capitalize on all the real estate development activities that are part of our events center development and take place in surrounding entertainment district projects."

Kozuback concluded by saying, "As a relatively young company, we have yet to realize the full benefits of our business planning, however we believe the strategy we have in place provides tremendous upside potential for our shareholders."

Visit our web sites:

www.globalentertainment2000.com                      www.centralhockeyleague.com
     www.coliseums.com             www.Cragar.com           www.GetTix.net

Global Entertainment Corporation is an integrated events company focused on mid-size communities that is engaged through its seven wholly owned subsidiaries, in sports management, multi-purpose events and entertainment center and related real estate development, facility and venue management and marketing, venue ticketing and brand licensing. The WESTERN PROFESSIONAL HOCKEY LEAGUE, INC, through a joint operating agreement with the Central Hockey League, is the operator and franchisor of professional minor league hockey teams in nine states. INTERNATIONAL COLISEUMS COMPANY serves as project manager for arena development while ENCORE FACILITY MANAGEMENT coordinates all arena facility operations. GLOBAL ENTERTAINMENT MARKETING SYSTEMS pursues licensing and marketing opportunities related to the Company's sports management and arena developments and operations. GLOBAL PROPERTIES I in correlation with arena development projects works to maximize value and development potential of new properties. GLOBAL ENTERTAINMENT TICKETING is an in-house ticketing company for sports and entertainment venues. CRAGAR INDUSTRIES is the licensor for its nationally recognized, branded products CRAGAR(R), TRU-SPOKE(R), CRAGAR S/S(R) and STREET PRO(R).

                                                                         more...

Global Entertainment Corporation Reports Revenue Growth of 160.1%
in Second Quarter Fiscal 2007
102.6% for Six Months Ended November 30
January 16, 2007
Page 3


     Certain statements in this release may be "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements may include projections of matters that affect revenue, operating expenses or net earnings; projections of capital expenditures; projections of growth; hiring plans; plans for future operations; financing needs or plans; plans relating to the company's products and services; and assumptions relating to the foregoing.

     Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking information.

     Some of the important factors that could cause the company's actual results to differ materially from those projected in forward-looking statements made by the company include, but are not limited to, the following: intense competition within the sports and entertainment industries, past and future acquisitions, expanding operations into new markets, risk of business interruption, management of rapid growth, need for additional financing, changing consumer demands, dependence on key personnel, sales and income tax uncertainty and increasing marketing, management, occupancy and other administrative costs.

     These factors are discussed in greater detail in the company's Annual Report on Form 10-KSB for the year ended May 31, 2006, as filed with the Securities and Exchange Commission.



                            FINANCIAL TABLES FOLLOWS:

Global Entertainment Corporation Reports Revenue Growth of 160.1%
in Second Quarter Fiscal 2007
102.6% for Six Months Ended November 30
January 16, 2007
Page 4


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                              November, 30,            May 31,
                                                  2006                  2006
                                              ------------          ------------
                                               (Unaudited)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                   $ 10,428,416          $  5,438,091
  Accounts receivable, net                       7,757,862             6,068,528
  Other Current Assets                             547,241               434,682
                                              ------------          ------------

      TOTAL CURRENT ASSETS                      18,733,519            11,941,301

OTHER ASSETS                                     4,594,975             4,819,299
                                              ------------          ------------

      TOTAL ASSETS                            $ 23,328,494          $ 16,760,600
                                              ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable and Accrued liabilities    $ 11,703,458          $  4,387,512
  Deferred revenues - current portion              951,887               900,386
                                              ------------          ------------

      TOTAL CURRENT LIABILITIES                 12,655,345             5,287,898
                                              ------------          ------------

OTHER LIABILITIES                                  414,527               458,195
                                              ------------          ------------

      TOTAL LIABILITIES                         13,069,872             5,746,093
                                              ------------          ------------

STOCKHOLDERS' EQUITY:
Common stock                                         6,508                 6,488
Paid-in capital                                 10,731,010            10,665,781
Retained earnings (deficit)                       (478,896)              342,238
                                              ------------          ------------

      TOTAL EQUITY                              10,258,622            11,014,507
                                              ------------          ------------

      TOTAL LIABILITIES & EQUITY              $ 23,328,494          $ 16,760,600
                                              ============          ============


                                                                         more...

Global Entertainment Corporation Reports Revenue Growth of 160.1%
in Second Quarter Fiscal 2007
102.6% for Six Months Ended November 30
January 16, 2007
Page 5


                GLOBAL ENTERTAINMENT CORPORATION AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY OF OPERATIONS

                              FINANCIAL HIGHLIGHTS
                                   (UNAUDITED)

                                                For the three months ended           For the six months ended
                                              November 30,      November 30,       November 30,     November 30,
                                                 2006              2005               2006             2005
                                              -----------       -----------        -----------      -----------
Revenue                                       $12,833,023       $ 4,933,897        $16,484,941      $ 8,138,670

Expenses                                       12,785,348         4,586,308         17,446,154        7,943,765
                                              -----------       -----------        -----------      -----------
Income (loss) from operations                      47,675           347,589           (961,213)         194,905

Other income (expense)                             69,851            (2,695)           140,079           (1,295)
                                              -----------       -----------        -----------      -----------

Income (loss) before income taxes                 117,526           344,894           (821,134)         193,610

Income tax expense                                     --           (47,000)                --          (47,000)
                                              -----------       -----------        -----------      -----------

Net income (loss)                             $   117,526       $   297,894        $  (821,134)     $   146,610
                                              ===========       ===========        ===========      ===========

Net Income (loss) per common share: Basic     $      0.02       $      0.06        $     (0.13)     $      0.03

Weighted average number of common shares
outstanding: Basic                              6,500,261         5,345,738          6,497,383        5,345,738

Net Income (loss) per common share: Diluted   $      0.02       $      0.05        $     (0.13)     $      0.03
                                              ===========       ===========        ===========      ===========
Weighted average number of common shares
outstanding: Diluted                            6,693,742         5,704,019          6,497,383        5,641,879
                                              ===========       ===========        ===========      ===========

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